                                                                   EXHIBIT 4.191

                            CERTIFICATE OF FORMATION

                                       OF

                        POINT PLEASANT DOCK COMPANY, LLC

         1. The name of the limited liability company is Point Pleasant Dock Company, LLC.

         2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         3. This Certificate of formation shall be effective on July 15, 2003.

         IN WITNESS WHEREOF, the undersigned have executed this Certificate of Formation of Point Pleasant Dock Company, LLC this 15th day of July, 2003.

                                              /S/ JEFFERY L. KLINGER
                                              ----------------------------------
                                              Jeffery L. Klinger, Esquire
                                              Authorized Person